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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company Number 1235951

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

VANGUARD INSURANCE SERVICES LIMITED

a company incorporated as private limited by shares, having its registered office situated in England and Wales, has changed its name to:

ECLIPSE PARK ACQUISITIONS LIMITED

Given at Companies House on **26th October 2011**

X5A5JYPN

Companies House
for the record

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

The above information was communicated by electronic means and authenticated by the Registrar of Companies under section 1115 of the Companies Act 2006

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 1235951 / 20

I hereby certify that

BRIDGEND INSURANCE SERVICES LIMITED

having by special resolution changed its name, is now incorporated under the name of

VANGUARD INSURANCE SERVICES LIMITED

Given under my hand at the Companies Registration Office, Cardiff the 18TH AUGUST 1986

WICK

an authorised officer

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CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

No. 1235951 19

I hereby certify that

BRIDGEND INSURANCE BROKERS LIMITED

having by special resolution and with the approval of the Secretary of State changed its name, is now incorporated under the name of

BRIDGEND INSURANCE SERVICES LIMITED

Given under my hand at Cardiff the 26TH JANUARY 1982

E. A. WILSON

Assistant Registrar of Companies

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CERTIFICATE OF INCORPORATION

No. 1235951

I hereby certify that

BRIDGEND INSURANCE BROKERS LIMITED

is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited.

Given under my hand at London the 2ND DECEMBER 1975

(F. WHIPP)
Assistant Registrar of Companies

C.173